Exhibit 20

Wells Fargo Financial Auto Owner Trust 2004-A
Class A-1 1.0725% Asset Backed Notes
Class A-2 1.47% Asset Backed Notes
Class A-3 2.06% Asset Backed Notes
Class A-4 2.67% Asset Backed Notes
Servicer’s Certificate

This Servicer’s Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement dated as of March 1, 2004 among Wells Fargo Financial Auto Owner Trust 2004-A, as Issuer,  Wells Fargo Financial,  Inc., as Master Servicer,  ACE Securities Corp. and JPMorgan Chase Bank as Indenture Trustee. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

		Original Pool
Monthly Period Beginning:	06/01/2004				Original
Monthly Period Ending:	06/30/2004	Units	Cut-off Date	Closing Date	Pool Balance
Previous Distribution/Close Date:	06/15/2004	46,042	02/29/2004	03/11/2004	751,885,625
Distribution Date:	07/15/2004
Actual Days of Interest for Period:	30
30/360 Days of Interest for Period	30
Days in Collection Period:	30
Months Seasoned:	4

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of period Pool Balance				{1}	691,099,170

	Monthly Principal Amounts

	{2}	Collections on Receivables outstanding at end of period	{2}	9,338,832
	{3}	Collections on Receivables paid off during period	{3}	11,880,585
	{4}	Receivables becoming Defaulted Receivables during period	{4}	1,895,856
	{5}	Receivables becoming Repurchased Receivables during period	{5}	0
	{6}	Other Receivables adjustments	{6}	0
	{7}	Interest and Other Fees	{7}	9,411,844

	{8}	Total Monthly Principal Amounts			{8}	23,115,272

{9}	End of period Pool Balance				{9}	667,983,897

{10}	Pool Factor ( {9} / Original Pool Balance)				{10}	88.8411582%

II.	MONTHLY PERIOD NOTE / CERTIFICATE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Certificate	TOTAL
{11}	Original Balance	{11}	144,000,000	113,000,000	128,000,000	115,000,000	251,879,699	751,879,699

{12}	Beginning of period balance	{12}	75,936,981	113,000,000	128,000,000	115,000,000	236,521,200	668,458,181

{13}	Regular Principal Distribution Amount	{13}	0	0	0	0		0
{14}	Accelerated Principal Distribution Amount	{14}	14,447,045	0	0	0		14,447,045
{15}	Excess Cash Flow payable to Certificateholders	{15}					14,990,005	14,990,005

{16}	End of period balance	{16}	61,489,936	113,000,000	128,000,000	115,000,000	221,531,195	639,021,131

{17}	Note/Certificate Pool Factors ( {16} / {11} )	{17}	42.7013443%	100.00%	100.00%	100.00%	87.95%	84.99%

III.	CALCULATION OF REGULAR PRINCIPAL DISTRIBUTABLE AMOUNT

{18}	End of period Pool Balance	{18}	667,983,897
{19}	Beginning of period Class A Note Balance	{19}	431,936,981
{20}	Pro Forma Class A Note Balance ( 66.50% x {18} )	{20}	444,209,292
{21}	Pro Forma Regular Principal Distribution Amount ( {19} - {20} )	{21}	0
{22}	Current Payment Date equal to a Final Scheduled Payment Date	{22}	No
{23}	If {22} is Yes, amount of Beginning of Period Note Balance for such class. If {22} is No, then 0	{23}	0

{24}	Regular Principal Distributable Amount {Max (Line 21, Line 23)}	{24}		0

IV.	CALCULATION OF ACCELERATED PRINCIPAL DISTRIBUTABLE AMOUNT

{25}	End of period Pool Balance	{25}	667,983,897
{26}	Beginning of period Class A Note Balance	{26}	431,936,981
{27}	Pro Forma Class A Note Balance (62.50% x Line 26)	{27}	417,489,936
{28}	Pro Forma Accelerated Principal Distribution Amount ( {26} - [27} )	{28}	14,447,045
{29}	Regular Principal Distribution Amount ( {24} )	{29}	0

{30}	Accelerated Principal Distributable Amount ( {28} - {29} )	{30}		14,447,045

V.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{31}	Collections on Receivables during period (net of Liquidation Proceeds and Fees)						{31}		30,437,671
{32}	Liquidation Proceeds collected during period						{32}		363,759
{33}	Repurchase Amounts deposited in Collection Account						{33}		0
{34}	Investment Earnings - Collection Account						{34}		0
{35}	Investment Earnings - Reserve Account						{35}		7,591
{36}	Collection of Supplemental Servicing - Extension Fees, Late Fees, Repo and Recovery Fees Advanced						{36}		193,590
{37}	Amounts from the Reserve Account in excess of the Reserve Account Required Amount ( {71} )						{37}		462,305
{38}	Reserve Account Transfer Amount ( {76} )						{38}		0
{39}	Total Available Funds						{39}			31,464,916

Distributions:
{40}	Base Servicing Fee (2.00%) - to Servicer						{40}		1,151,832
{41}	Supplemental Servicing Fee - to Servicer						{41}		193,590

{42}	Indenture Trustee and Owner Trustee Fees						{42}		542

	Noteholders’ Interest Distribution Amount
	Class	Beginning Note Balance	Interest Carryover	Interest Rate	Days	Days Basis	Calculated Interest
{43}	Class A - 1	$75,936,981	0	1.07250%	30	Actual days/360	67,869	{43}	67,869
{44}	Class A - 2	113,000,000	0	1.47000%	30	30/360	138,425	{44}	138,425
{45}	Class A - 3	128,000,000	0	2.06000%	30	30/360	219,733	{45}	219,733
{46}	Class A - 4	115,000,000	0	2.67000%	30	30/360	255,875	{46}	255,875

{47}	Available Funds Subtotal ( {39} - {40 to 46} )							{47}		29,437,050

	Noteholders’ Regular Principal Distribution Amount
	Class	Principal Distributable					Total Principal
{48}	Class A - 1	0					0	{48}	0
{49}	Class A - 2	0					0	{49}	0
{50}	Class A - 3	0					0	{50}	0
{51}	Class A - 4	0					0	{51}	0

{52}	Total Regular Principal Distribution Amount distributions							{52}	0

{53}	Available Funds Subtotal ( {47} - {52} )							{53}		29,437,050

{54}	Deposit to the Reserve Account to achieve the Reserve Account Required Amount							{54}	0

{55}	Available Funds Subtotal ( {53} - {54} )							{55}		29,437,050

	Noteholders’ Accelerated Principal Distribution Amount
	Class	Principal Distributable					Total Principal
{56}	Class A - 1	14,447,045					$14,447,045	{56}	14,447,045
{57}	Class A - 2	0					0	{57}	0
{58}	Class A - 3	0					0	{58}	0
{59}	Class A - 4	0					0	{59}	0

{60}	Total Noteholders’ Accelerated Principal Distribution Amount							{60}	14,447,045

{61}	Available Funds Subtotal ( {55} - {60} )							{61}		14,990,005

{62}	Additional amounts to the Indenture Trustee and Owner Trustee							{62}		0

{63}	Released to the Certificateholder							{63}		14,990,005

{64}	Released to Residual Interest holder							{64}		0

VI.	RECONCILIATION OF RESERVE ACCOUNT:

{65}	End of period Pool Balance	{65}	667,983,897

{66}	Reserve Account Target (2.0% x {65} )	{66}	13,359,678
{67}	Reserve Account Floor	{67}	11,278,284
{68}	Outstanding Principal Balance of Notes	{68}	639,021,131
{69}	Requisite Amount of Reserve Account	{69}	13,359,678

{70}	Beginning of Period Reserve Account Balance	{70}		13,821,983
{71}	Reserve Account Balance in excess of requisite amount	{71}	462,305
{72}	Reserve Fund Balance after excess is released	{72}		13,359,678
{73}	Reserve Account Shortfall	{73}	0

{74}	Total Required Payment ( {24} + {40 to 46} )	{74}	2,027,866
{75}	Available Funds {31 to 37}	{75}	31,464,916
{76}	Reserve Account Transfer Amount	{76}		0

{77}	Amounts Deposited to Reserve Acccount	{77}	0

{78}	End of Period Reserve Fund Balance	{78}		13,359,678

VII.	STATISTICAL DATA: (CURRENT AND HISTORICAL)

			Original	Current
{79}	Weighted Average APR of the Receivables	{79}	16.16%	16.17%
{80}	Weighted Average Remaining Term of the Receivables	{80}	57.72	54.53
{81}	Weighted Average Original Term of Receivables	{81}	67.89
{82}	Aggregate Realized Losses	{82}	0	2,550,772

VIII.	DELINQUENCY:

Receivables with Scheduled Payment delinquent			Units	Dollars	Percentage
{83}	31-60 days	{83}	1,767	27,386,583	4.10%
{84}	61-90 days	{84}	673	10,564,559	1.58%
{85}	over 90 days	{85}	517	8,147,387	1.22%
{86}	Receivables with Scheduled Payment delinquent more than 30 days at end of period	{86}	2,957	46,098,528	6.90%

IX.	CUMULATIVE NET LOSS RATE

Cumulative Net Loss Rate
{87}	Receivables becoming Liquidation Receivables during period	{87}	1,895,856
{88}	Liquidation Proceeds collected during period	{88}	363,759
{89}	Net Losses during period ( {87} - {88} )	{89}	1,532,097
{90}	Net Losses since Initial Cut-off Date (Beginning of Period)	{90}	1,018,675
{91}	Cumulative Net Loss Rate ( ( {89} + {90} ) / {92} )	{91}		0.3393%
{92}	Original Pool Balance	{92}	751,885,625

Prepared By:	Wells Fargo Financial, Acceptance, Inc (the subservicer)
Name:	Dean Anderson
Title:	Vice President
Date:	7/15/2004